EXHIBIT 10.5

BENTLEY COMMUNICATIONS CORP.
9800 S. Sepulveda Blvd, Suite 625
Los Angeles, California  90045
VOX:  310-342-0760      FAX:  310-342-0604


September 14, 2000

Mr. Flynn Robinson
11875 Manor Dr. #1
Hawthrone, CA 90250

Re:  Letter of Intent

Dear Mr. Robinson:

Pursuant to our recent discussions, the following are the terms and conditions under which Bentley Communications Corp. will exclusively sell and distribute all merchandise and products endorsed by yourself.

1. PRODUCTS: member agrees to grant Bentley Communications Corp. the exclusive distribution rights to any product name endorsed merchandise on a worldwide basis.

2. PRICES: The prices for each product will be determined by the wholesaler and any additional party who customizes or alters the products for sale, to be sourced out by Bentley Communications Corp.

3. PAYMENT: Profits to be split fifty/fifty (50%-50%) subject to annual audit.

4. TERMINATION: This agreement may be terminated upon 60 days written notice.

If you find the foregoing to be acceptable, please advise by dating, signing and returning a copy of this letter.

Yours very truly,


/s/ Victor Nguyen                              /s/ Flynn Robinson
------------------------------------           ---------------------------------
Victor Nguyen, Ph.D./President                 Flynn Robinson
Bentley Communications Corp.                   Agreed to and accepted this 14th
                                               Day of Sept., 2000